UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2020, Kiromic BioPharma, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a public offering price of $12.00 per share. The underwriters have a 45-day option to purchase an additional 187,500 shares of Common Stock at the initial public offering price, less the underwriting discount, to cover over-allotments..

The Offering was the Company’s initial public offering and the shares began trading on the Nasdaq Capital Market on October 16, 2020 under the symbol “KRBP.” The shares were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-238153), filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on October 15, 2020 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount and the underwriters’ fees and expenses and all offering expenses were approximately $12.7 million. The Company anticipates using the net proceeds from the Offering for clinical trials for the ALEXIS Isoform Mesothelin EOC and PD-1 product candidates, intellectual property protection and reinforcement, IND applications and IND enabling trials and working capital and general corporate purposes.

Under the terms of the Underwriting Agreement, the Company, upon closing of the Offering, issued to the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 62,500 shares of common stock (5% of the total shares issued in the Offering). The Representative’s Warrants are exercisable at a per share price of $15.00 (equal to 125% of the Offering price of the Company’s common stock).

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, a copy of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2020, the Company filed the fourth amended and restated certificate of incorporation (the “Fourth Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware in connection with the closing of the Offering. The Company’s board of directors and stockholders previously approved the Fourth Amended and Restated Certificate of Incorporation in connection with the Offering. A copy of the Fourth Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On October 15, 2020, the Company issued a press release announcing the pricing of the Offering and on October 20, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and copy of the press release announcing the closing of the Offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 15, 2020
3.1	Fourth Amended and Restated Certificate of Incorporation
99.1	Press Release dated October 15, 2020
99.2	Press Release dated October 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: October 21, 2020	By:	/s/ Maurizio Chiriva Internati
Maurizio Chiriva Internati Chief Executive Officer